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                                                                      EXHIBIT 21

  The following is a list at March 15, 1995 of all material subsidiaries of the Company (including subsidiaries which if considered in the aggregate as a single subsidiary would constitute a significant subsidiary), with information in regard to each as to the jurisdiction under the laws of which it is organized and the percentage of voting securities owned by its immediate parent. The voting securities of all listed subsidiaries are 100% owned directly or indirectly, through subsidiaries, by the Registrant, unless otherwise indicated.

      The Registrant is not a subsidiary of any other company.

                    VARITY CORPORATION SUBSIDIARY COMPANIES

                                         Jurisdiction                                   Percent
Name of Subsidiary                     of Incorporation            Parent              Ownership
- -----------------------------------    -----------------  -------------------------    ---------
Varity Automotive Inc.                 Delaware (U.S.A.)  Registrant                     100.0
Dayton Walther Corporation             Ohio (U.S.A.)      Varity Automotive Inc.         100.0
K-H Corporation                        Delaware (U.S.A.)  Varity Automotive Inc.         100.0
Kelsey-Hayes Company                   Delaware (U.S.A.)  K-H Corporation                100.0
Hayes Wheels International, Inc.       Delaware (U.S.A.)  K-H Corporation                 46.3
Varity International Inc.              Delaware (U.S.A.)  Registrant                     100.0
Varity Assets Corporation              Delaware (U.S.A.)  Varity International Inc.      100.0
Polygon Reinsurance Company Limited    Bermuda            Varity Assets Corporation      100.0
Varity Nederland NV                    The Netherlands    Varity Assets Corporation      100.0
Varity Europe Limited                  Delaware (U.S.A.)  Varity Assets Corporation      100.0
Perkins Group Limited                  U.K.               Varity Europe Limited          100.0
Perkins Engines Group Limited          U.K.               Perkins Group Limited          100.0
Perkins Engines Limited                U.K.               Perkins Group Limited          100.0
Perkins Limited                        U.K.               Perkins Group Limited          100.0
Dorman Diesels Limited                 U.K.               Perkins Group Limited          100.0
Varity GmbH                            Germany            Perkins Group Limited          100.0
Pacoma Hydraulik GmbH                  Germany            Varity GmbH                    100.0